LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   May 1, 1998

         The annual meeting of the stockholders of Littelfuse, Inc. (the "Company") will be held in The First Chicago NBD Corporation Dining Room located on the 57th floor at One First National Plaza, Chicago, Illinois 60670, on Friday, May 1, 1998, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

        1.      To elect a Board of six Directors;

        2. To approve and ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 2, 1999;

        3. To approve an amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 1,200,000 to 1,800,000 shares;

and to transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Stockholders of record of the Company at the close of business on March 13, 1998, will be entitled to vote at the meeting.

         PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.





                                   Mary S. Muchoney
                                    Secretary

March 24, 1998

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                   May 1, 1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on May 1, 1998.

         Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

         The Company's annual report, including financial statements, was mailed to each stockholder on or about March 24, 1998. The financial statements contained in the Company's annual report are not deemed material to the exercise of prudent judgment in regard to the matters to be acted upon at the annual meeting and, therefore, are not incorporated by reference into this Proxy Statement. This Proxy Statement and form of proxy are first being mailed to stockholders on or about March 24, 1998.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AS DISCUSSED IN PROPOSAL 2, AND A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1993 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF LITTELFUSE, INC. (THE "1993 STOCK PLAN") AS DISCUSSED IN PROPOSAL 3.


                                   THE COMPANY

         The Company was incorporated under the laws of the State of Delaware on November 25, 1991. The Company's first full fiscal year was 1992. The Company is the successor to the business and assets of a corporation of the same name ("old Littelfuse"), which was originally formed in 1927 and subsequently acquired by Tracor, Inc. in 1968.


                                     VOTING

         Stockholders of record on the books of the Company at the close of business on March 13, 1998, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603. The Company had outstanding on March 13, 1998, 20,932,212 shares of its common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase an additional 2,789,663 shares of Common Stock at a current exercise price of $4.18 per share. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting. A warrant to purchase shares of Common Stock does not entitle the holder to vote at the meeting.

         The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors, and FOR the approval of the amendment to the 1993 Stock Plan. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

         The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors and the approval of the amendment to the 1993 Stock Plan. With respect to the election of Directors, the six nominees who receive the most votes at the meeting will be elected.


                   OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 13, 1998, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the
Company as a group.
                               NUMBER OF SHARES OF
                                  COMMON STOCK
                           BENEFICIALLY OWNED (1) (5)

NAME AND ADDRESS OF BENEFICIAL OWNER                                             SHARES              PERCENT
--------------------------------------------------------------------------

Janus Capital Corporation(2).............................................           2,302,500         11.0%
     100 Fillmore Street
     Suite 300
     Denver, Colorado  80206-4923
--------------------------------------------------------------------------

The Capital Group Companies, Inc.(3)                                                1,793,900         9.0%
     333 South Hope Street
     Los Angeles, California  90017
--------------------------------------------------------------------------

Wellington Management Co. LLP                                                       1,408,400         7.1%
     75 State Street
     Boston, Massachusetts  02109
--------------------------------------------------------------------------

Howard B. Witt...........................................................             422,800         2.1%
--------------------------------------------------------------------------

John P. Driscoll.........................................................                 211           *
--------------------------------------------------------------------------

Anthony Grillo...........................................................              28,712           *
--------------------------------------------------------------------------

Bruce A. Karsh(4)........................................................             299,006         1.5%
--------------------------------------------------------------------------

John E. Major............................................................              25,712           *
--------------------------------------------------------------------------

John J. Nevin............................................................              53,712           *
--------------------------------------------------------------------------

James F. Brace...........................................................              67,800           *
--------------------------------------------------------------------------

William S. Barron........................................................              66,200           *
--------------------------------------------------------------------------

David J. Krueger.........................................................              75,680           *
--------------------------------------------------------------------------

Lloyd J. Turner..........................................................              76,800           *
--------------------------------------------------------------------------

All Directors and executive officers as a group (13 persons).............           1,197,403         6.0%
--------------------

          (1) The number of shares listed includes 554,160 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of March 13, 1998.

          (2) Includes 1,137,325 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable.

          (3) The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies. The investment management companies provide investment advisory advice and management services for their respective clients which include registered investment companies and institutional accounts. The shares reported herein are owned by accounts under the discretionary investment management of one or more of the investment management companies owned by The Capital Group Companies, Inc. The Capital Group Companies, Inc., does not have investment power or voting power over any of the securities reported herein; however, The Capital Group Companies, Inc., may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934. Capital Research and Management Company, an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of 1,390,000 shares of Common Stock as a result of acting as investment adviser to various investment companies. The remaining shares reported as being beneficially owned by The Capital Group Companies, Inc. are beneficially owned by other subsidiaries of The Capital Group Companies, Inc., none of which by itself owns 5% or more of the outstanding Common Stock.

          (4) Includes 14,000 shares of Common Stock held in an IRA and in trust for Mr. Karsh's children, and 14,230 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable.

          (5) Information concerning persons known to the Company to be beneficial owners of more than 5 percent of its Common Stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the Securities and Exchange Commission.

*      Indicates ownership of less than 1% of Common Stock.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, Directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended January 3, 1998, with the exception of the following, its executive officers, Directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. Mr. Grillo filed a late Form 4 in 1997. In making these statements, the Company has relied upon the written representations of its executive officers and Directors.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Six Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company, are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director has been engaged in his present principal occupation for at least the past five years.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

         Howard B. Witt, age 57, has been a Director of the Company since November 1991. Mr. Witt was promoted to President and Chief Executive Officer of Old Littelfuse in February 1990 and continues to serve in these positions with the Company. In May 1993, Mr. Witt was elected as the Chairman of the Board of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. Witt served in several other key management positions with Old Littelfuse, including Operations Manager from March 1979 to January 1986, Vice President-Manufacturing Operations from January 1986 to January 1988, and Executive Vice President with full operating responsibilities for all U.S. activities from January 1988 to February 1990. Prior to joining Littelfuse, Mr. Witt was a division president of Keene Corporation from 1974 to 1979. Mr. Witt currently serves as a member of the Board of Directors of Franklin Electric Co., Inc. and Material Sciences Corporation and is a member of the Electronic Industries Association Board of Governors. He is also a director of the Artisan Mutual Fund.

         John P. Driscoll, age 62, was elected a Director of the Company by the Board of Directors on February 6, 1998. Mr. Driscoll is an Executive Vice President of Murata Electronics North America, Inc. He is responsible for corporate policy and strategy and oversees government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales. He was appointed Senior Vice President Marketing and Sales in 1985 and assumed his current position in 1995. Previously he was general manager of Worldwide Marketing for Sprague Electric Company, where he held a number of sales and marketing positions. Mr. Driscoll is a former Vice President, Components Group of the Electronic Industries Association, and a member of its Board of Governors. He is also affiliated with the Electronics Component and Technology Conference and the Japan American Society.

         Anthony Grillo, age 42, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr. Grillo is a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. Since joining the Blackstone Group in 1991, Mr. Grillo has been responsible for generating and overseeing advisory engagements and investment opportunities within its Restructuring and Reorganization Group. From November 1989 through May 1991, he was a Managing Director with the corporate finance division, Restructuring and Reorganization Group of Chemical Bank. From March 1988 through November 1989, Mr. Grillo was a Senior Vice President of American Securities Corporation, a privately held investment bank. For eight years prior, Mr. Grillo had concentrated his efforts working as a financial advisor for AMA Management Corporation, a private fund; and as Vice President for Manufacturers Hanover Trust Company. Mr. Grillo currently serves as a member of the Board of Directors of Tracor, Inc., People's Choice TV Corp., and Bar Technologies, Inc. as well as on the boards of several privately held companies.

     Bruce A. Karsh, age 42, has been a Director of the Company since December 1991. He is a member of the Compensation Committee. Mr. Karsh currently serves as President of Oaktree Capital Management, LLC, an investment management firm which he co-founded in 1995. Prior to that, Mr. Karsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr. Karsh resigned from TCW in 1995. Before joining TCW in 1987, he previously worked as Assistant to the Chairman of Sun Life Insurance Company and of SunAmerica Inc., its parent. Mr. Karsh currently serves as a member of the Board of Directors of Furniture Brands International and Triangle Pacific Corp.

     John E. Major, age 52, has been a Director of the Company since December 1991. He is a member of the Compensation Committee. Mr. Major currently serves as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Code Division Multiple Access Wireless Infrastructure Division. Prior to joining QUALCOMM Mr. Major served most recently as Senior Vice President and Staff Chief Technical Officer at Motorola. Mr. Major currently serves on the Board of Directors Executive Committee for the Telecommunications Industry Association
(TIA) and is Chairman for the Electronics Industry Association (EIA). He also serves on the Board of Directors of Lennox Corporation. He serves on the Visitor's Board for the Software Engineering Institute of Carnegie Mellon and serves on the Computer Science and Telecommunications Board for the National Academy of Science. Additionally, he is on the Trustee's Council for the University of Rochester.

     John J. Nevin, age 70, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr. Nevin was Chairman of the Board of Bridgestone/Firestone, Inc. from May 1, 1988, to December 31, 1989. Mr. Nevin joined The Firestone Tire & Rubber Company (predecessor of Bridgestone/Firestone, Inc.) on December 1, 1979, as President and Chief Operating Officer and was elected to its Board of Directors on February 9, 1980. He was named Chief Executive Officer on September 1, 1980, and was elected Chairman of the Board on February 2, 1981. Prior to joining The Firestone Tire & Rubber Company, Mr. Nevin held senior management positions with several major industrial corporations, including Chairman of the Board and Chief Executive Officer of Zenith Radio Corporation and Vice President of Marketing for Ford Motor Company. Mr. Nevin is a life trustee of Northwestern University.


ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

         Compensation of Directors. Directors who are not employees of the Company are currently being paid an annual Director's fee of $20,000, $800 for each of the four regularly scheduled Board meetings attended and $400 for attendance at any special teleconference Board meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. No such fees are paid to Directors who are also full-time employees of the Company.

         Under the Littelfuse Deferred Compensation Plan for Non-employee Directors, a Director, at his election, may defer receipt of his Director's fees. Such deferred fees are used to purchase shares of the Common Stock and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the Director until the Director attains the age of 72 or ceases to be a Director of the Company. All Non-employee Directors have elected to be compensated in Common Stock.

         The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. provides for the annual granting to each Non-employee Director of non-qualified stock options to purchase 5,000 shares of the Common Stock. In 1997, each Non-employee Director (except Mr. Driscoll who was first elected on February 6,
1998) was granted an option to purchase 5,000 shares of the Common Stock.

         Audit Committee. The Audit Committee consists of two outside Directors. It is the responsibility of the Audit Committee to (i) recommend each year to the Board of Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries, (ii) review the scope of the audit plan, (iii) discuss with the auditors the results of the Company's annual audit and any related matters, and (iv) review transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. The Audit Committee met two times in 1997. Members of the Audit Committee are Anthony Grillo and John J. Nevin.

     Compensation Committee. The Compensation Committee consists of two outside Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, including the stock-based plans, for Directors, officers and employees of the Company and its subsidiaries. The Compensation Committee met three times in 1997. Members of the Compensation Committee are Bruce A. Karsh and John E. Major.

         Attendance at Meetings. The Board of Directors held five meetings during 1997. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.



                                 PROPOSAL NO. 2

                          APPROVAL AND RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 2, 1999. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

         RESOLVED: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 2, 1999, be approved and ratified.


                                 PROPOSAL NO. 3:

                APPROVAL OF THE  AMENDMENT TO THE 1993 STOCK PLAN FOR  EMPLOYEES
                 AND DIRECTORS OF LITTELFUSE, INC.

         The Board of Directors recommends to the stockholders the approval of a proposed amendment to the 1993 Stock Plan which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 1,200,000 to 1,800,000 shares. The 1993 Stock Plan currently provides that a total of 1,200,000 shares of Common Stock may be issued pursuant to options, restricted shares, units or rights which may be granted or awarded thereunder. As of March 13, 1998, a total of 79,780 shares of Common Stock were available for such purpose. After giving effect to the proposed amendment to the 1993 Stock Plan, such maximum aggregate number of shares of Common Stock under the 1993 Stock Plan would be increased to 1,800,000 shares. Management believes that this amendment will further promote the Company's goals of enhancing the long-term profitability and stockholder value of the Company by offering stock-based incentives to those individuals who are key to the growth and success of the Company.

     Capitalized terms not defined herein have the same meanings as in the 1993 Stock Plan. The major provisions of the 1993 Stock Plan relating to stock options and the proposed amendments are described below:

     Term. The 1993 Stock Plan became effective as of February 12, 1993, and has no fixed expiration date.

         Administration. The 1993 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") comprised of Non-employee Directors, which has the exclusive authority to make awards under the 1993 Stock Plan and all interpretations and determinations affecting the 1993 Stock Plan.

         Participation. Participation in the 1993 Stock Plan is limited to officers and other key employees of the Company and its subsidiaries ("Employees") who are selected from time to time by the Compensation Committee. Employees who are participants in the 1993 Stock Plan are also eligible to participate in any other incentive plan of the Company. All of the incumbent Non-employee Directors (except Mr. Driscoll who was first elected on February 6,
1998) received in 1997 a grant of an option to purchase 5,000 shares of Common Stock.

         Shares Available for Awards. Currently, no more than 1,200,000 shares may be issued in the aggregate under the 1993 Stock Plan (subject to adjustment as described below for stock splits, stock dividends, recapitalizations, mergers and the like). The proposed amendments would increase this amount to 1,800,000 shares. Generally, any shares which cease to be subject to purchase under a granted option, or any forfeited restricted shares or restricted units, will become available for subsequent awards under the 1993 Stock Plan.

         Annual Grant of Stock Options to Non-employee Directors. Currently, each Non-employee Director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock, which option shall be granted on the date of the first meeting of the Board of Directors of the Company following each annual meeting of the stockholders of the Company ("Annual Non-employee Director Stock Options"). The number of Annual Non-employee Director Stock Options to be granted as of the date of any such meeting of the Board of Directors shall be proportionately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions causing an increase or decrease in the number of issued and outstanding shares of Common Stock which have occurred since the date of the most recent grant of Annual Non-employee Director Stock Options. Any Non-employee Director may waive his or her right to be granted Annual Non-employee Director Stock Options. In the event that the granting of any Annual Non-employee Director Stock Options would cause the 1,200,000 share limitation (or, in the event the proposed amendment is adopted, the 1,800,000 share limitation) of the 1993 Stock Plan to be exceeded, the total number of Annual Non-employee Director Stock Options then to be granted shall be reduced to a number which would cause said share limitation not to be exceeded and the amount of non-qualified options to be granted to each Non-employee Director who has not waived his or her right to receive Annual Non-employee Director Stock Options shall be proportionately reduced.

         Stock Options. The terms of non-qualified stock options granted to Non-employee Directors (including the terms of the Annual Non-employee Director Stock Options), the exercise price for shares purchasable under such options and the date such options become exercisable are determined pursuant to the formula provision of the 1993 Stock Plan. However, each option granted either to an Employee or Non-employee Director will become exercisable in full at the earliest of the death, Retirement (as defined in the 1993 Stock Plan) or Total Disability (as defined in the 1993 Stock Plan) of the option holder or a Change in Control (as defined in the 1993 Stock Plan) of the Company. Each option shall be exercisable in full or in part, subject to certain requirements in the 1993 Stock Plan, by payment of the exercise price in cash or already owned shares for the number of shares to be purchased or as otherwise permitted by the Compensation Committee pursuant to the provisions of the 1993 Stock Plan.

         Adjustments. The Compensation Committee may, in the event of any stock dividend, stock split, recapitalization, merger, consolidation or other change in the capitalization of the Company or similar corporate transaction or event affecting the Common Stock, in such manner as it deems equitable, adjust, among other things, (i) the maximum number of shares that may be issued under the 1993 Stock Plan; (ii) the number and class of shares that may be subject to stock options, restricted shares or restricted units that have not been issued; (iii) the exercise price to be paid for unexercised stock options; and (iv) the share value used to determine the amount or value of any award under the 1993 Stock Plan. Effective June 10, 1997, the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights could be made from time to time under the 1993 Stock Plan was adjusted from 600,000 to 1,200,000 to reflect the stock dividend which was paid on the Common Stock on that date.

         Termination and Amendment. The Board of Directors may suspend, terminate, modify or amend the 1993 Stock Plan at any time, but if any such amendment requires stockholder approval in order to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, such amendment may not be effected without obtaining stockholder approval. The Board of Directors may terminate the 1993 Stock Plan, but the terms of the 1993 Stock
Plan will continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the 1993 Stock Plan may adversely affect the rights of an Employee or Non-employee Director under previously granted awards.


FEDERAL INCOME TAX CONSEQUENCES

         Non-Qualified Options. Under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), no tax will be payable by the recipient of a non-qualified option at the time of grant. Upon exercise of a non-qualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total exercise price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.


PROPOSED AMENDMENT

         The proposed amendment would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 1,200,000 to 1,800,000 shares. The 1993 Stock Plan currently provides that a total of 1,200,000 shares of Common Stock may be issued pursuant to options, restricted shares, units or rights which may be granted or awarded thereunder. After giving effect to the proposed amendment to the 1993 Stock Plan, such maximum aggregate number of shares of Common Stock under the 1993 Stock Plan would be increased to 1,800,000 shares.


PLAN BENEFITS TABLE

         The number of shares of Common Stock which the executive officers of the Company would have been granted options to purchase under the 1993 Stock Plan in the future and the dollar value of such options cannot currently be determined. The number of shares of Common Stock which the executive officers of the Company were granted options to purchase under the 1993 Stock Plan in the 1997 fiscal year and the exercise price of such options are disclosed in the "Option/SAR Grants in Last Fiscal Year" table under "COMPENSATION OF EXECUTIVE OFFICERS" herein. In the 1997 fiscal year, all executive officers as a group received options to purchase 104,000 shares of Common Stock at an average exercise price of $23.00 per share, current directors who are not executive officers as a group received options to purchase 20,000 shares of Common Stock at an average exercise price of $23.00 per share, and all employees, including all current officers who are not executive officers, as a group received options to purchase 106,300 shares of Common Stock at an average exercise price of $31.50 per share. Based upon the average of the high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on January 3, 1998, the fair market value of these groups of options was $227,760, $43,800, and $0, respectively.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE ANNUAL MEETING:

                  RESOLVED: that the amendment to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 1,200,000 to 1,800,000 shares be approved.




                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers") for the last three (3) fiscal years.

                           SUMMARY COMPENSATION TABLE


                                    LONG TERM
                                  COMPENSATION
                                     AWARDS

                                                      ANNUAL COMPENSATION
    NAME AND PRINCIPAL POSITION         YEAR     SALARY($)(1)     BONUS($)(2)     RESTRICTED    SECURITIES      ALL OTHER
                                                                                     STOCK      UNDERLYING  COMPENSATION($)(4)
                                                                                    AWARDS($)     OPTIONS/
                                                                                      (3)        SARS(#)
    ----------------------------------

    ...................Howard B. Witt   1997         370,000          180,000      775,700        50,000        95,042
    Chairman of the Board,              1996         310,000          147,731                     44,000        62,114
    President and                       1995         310,000          132,273                     44,000        26,747
    Chief Executive Officer
    ----------------------------------

    ...................James F. Brace   1997         159,500           50,058       251,900       12,000         5,121
    Vice President, Treasurer and       1996         154,000           60,851                     12,000         4,890
    Chief Financial Officer             1995         148,000           46,284                     12,000         3,675
    ----------------------------------

    ................William S. Barron   1997         153,000           60,877      251,900        12,000         8,877
    Vice President                      1996         141,000           45,470                     10,000         4,811
                                        1995         136,500           44,755                     10,000         2,494
    ----------------------------------

    .................David J. Krueger   1997         145,500           52,193      251,900        10,000        19,425
    Vice President                      1996         141,000           45,931                     10,000        17,321
                                        1995         136,500           45,090                     10,000         9,628
    ----------------------------------

    ..................Lloyd J. Turner   1997         137,000           39,544      251,900        10,000         4,897
    Vice President                      1996         124,000           44,628                     10,000         4,823
                                        1995         119,500           39,763                     10,000         2,022
--------------------

(1) Mr. Witt's salary increases have historically become effective on January 1 of each year. The salary increases of Messrs. Brace, Barron, Krueger and Turner have historically become effective on July 1 of each year. As discussed subsequently in the Section entitled "-Reports of the Compensation Committee on Executive Compensation - Salaries," the salaries of Messrs. Witt, Brace, Barron, Krueger and Turner were not increased in 1996 pursuant to Mr. Witt's recommendation to the Compensation Committee. The increases shown for Messrs. Brace, Barron, Krueger and Turner for 1996 reflect their salary increases which became effective for them on July 1, 1995, and which extended into the first six months of 1996.

(2) The amounts disclosed in this column are awards under the Company's Annual Incentive Compensation Program.

(3) At December 31, 1997, Messrs. Witt, Brace, Barron, Krueger and Turner held restricted stock awards for 30,000; 10,000; 10,000; 10,000 and 10,000 shares, respectively. The restricted stock subject to such awards had values listed in the table based upon a $25.19 share average of the high and low "sales' price of Common Stock as reported on the Nasdaq Stock Market on January 2, 1998. The shares of restricted stock awarded to the executive officers are subject to the condition that the Company must achieve both a specified return on net tangible assets and a specified average annual percentage increase in earnings before interest, taxes, depreciation and amortization during the three-year period commencing January 1, 1996, and ending December 31, 1998. To the extent any restricted shares are deemed to be earned based upon the full or partial attainment of such financial goals, one-half of the earned restricted shares will be issued to each recipient on March 15, 1999, and the balance of such earned restricted shares shall be paid in cash in three annual installments on January 2, 2000, 2001 and 2002. The restricted shares are subject to the restriction that the recipient remain employed by the Company, but such restriction shall lapse with respect to one-third of the restricted shares on January 2, 2000, 2001 and 2002 provided the recipient is still employed by the Company. Similarly, the recipient must remain employed by the Company on January 2, 2000, 2001 and 2002 to receive each such cash payment.


(4) The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Mr. Witt, Mr. Brace, Mr. Barron, Mr. Krueger and Mr. Turner. The amounts also include the amount representing total imputed interest from interest-free loans obtained by the individuals from the Company pursuant to the Littelfuse Executive Loan Program in fiscal 1995, 1996 and 1997. Total imputed interest for each of Mr. Witt, Mr. Brace, Mr. Barron, Mr. Krueger and Mr. Turner was $18,758, $1,225, $84, $6,304 and $92, respectively, in fiscal 1995; $54,104, $2,171,
     $2,317,  $13,074 and $2,623,  respectively,  in fiscal  1996;  and $86,582,
     $2,447, $4,889, $13,874 and $2,623, respectively, in fiscal 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in fiscal 1997 to the named executive officers.


                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR
                                                     INDIVIDUAL GRANTS                                  OPTION TERM(1)
                                                 PERCENTAGE
                                NUMBER OF         OF TOTAL
                                SECURITIES      OPTIONS/SARS
                                UNDERLYING       GRANTED TO       EXERCISE
                               OPTIONS/SARS     EMPLOYEES IN        PRICE       EXPIRATION
            NAME                GRANTED(#)     FISCAL YEAR(2)     ($/SHARE)       DATE(3)          5%($)            10%($)
-----------------------------

Howard B. Witt..............      50,000            18.5%            23.00       4/25/2008        1,240,759         3,653,828
-----------------------------
James F. Brace..............      12,000             4.4%
                                                                     23.00       4/25/2008          297,782           876,918
-----------------------------
William S. Barron...........      12,000             4.4%
                                                                     23.00       4/25/2008          297,782           876,918
-----------------------------
David J. Krueger............      10,000             3.7%
                                                                     23.00       4/25/2008          248,151           730,765
-----------------------------
Lloyd J. Turner.............      10,000             3.7%
                                                                     23.00       4/25/2008          248,151           730,765
--------------------

(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 270,300 shares to employees in fiscal 1997.

(3) The options become exercisable in 20% increments on April 25, 1998-2002. The options expire 10 years after the date they become exercisable. The expiration date shown is the expiration date of the options which will become exercisable on April 25, 1998.



     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information on option exercises in fiscal 1997 by the named executive officers and the value of such officers' unexercised options at January 3, 1998.


                            SHARES                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                          ACQUIRED ON                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS AT
                           EXERCISE     VALUE REALIZED             OPTIONS/SARS AT                   JANUARY 3, 1998($)(2)
                              JANUARY 3, 1998(#)(1)
          NAME                (#)           ($)(3)         EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-------------------------

Howard B. Witt..........     37,500           888,278         197,700            135,600           3,529,555           907,879
-------------------------
James F. Brace..........      9,000           194,777          31,000             34,000             486,981           224,813
-------------------------
William S. Barron.......          0                 0          39,800             31,200             692,577           204,481
-------------------------
David J. Krueger........          0                 0          36,800             29,200             639,445           200,101
-------------------------
Lloyd J. Turner.........          0                 0          52,200             29,200             959,206           200,101
--------------------

(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the average high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on January 2, 1998 ($25.19).

(3) Market value of underlying securities at exercise date (closing price as reported on the Nasdaq Stock Market on exercise date), minus the exercise price of in-the-money options.


     EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL EMPLOYMENT AGREEMENTS ENTERED INTO WITH EXECUTIVE OFFICERS

         The Company entered into an Employment Agreement dated September 1, 1996, with Howard B. Witt, the Chairman, President and Chief Executive Officer of the Company. This Employment Agreement has a five-year term and provides that Mr. Witt will receive an annual salary of no less than $310,000 plus bonuses to be determined from time to time by the Board of Directors of the Company. To the extent he is otherwise eligible, Mr. Witt will participate in and receive the benefits of any and all stock options, pension, retirement, vacation, profit sharing, health, disability insurance and other benefits, plans, programs and policies maintained by the Company from time to time. The Employment Agreement provides that during the term of the Employment Agreement, but subject to election and removal by the Board of Directors of the Company in its sole discretion, Mr. Witt shall serve as Chairman, President and Chief Executive Officer of the Company.

         The Employment Agreement provides for termination of Mr. Witt for Cause (as defined therein). In the event that the Company were to terminate Mr. Witt's employment without Cause, he would continue to be paid the compensation he would otherwise have earned for the remaining balance of the term of the Employment Agreement. Additionally, any of his unvested stock options would immediately vest upon such a termination of his employment. Mr. Witt has agreed that, in the event he were to terminate his employment with the Company in violation of the terms of the Employment Agreement or the Company terminates his employment for Cause, he will not compete with the Company for a period of two years thereafter. If the Employment Agreement expires and is not renewed after its initial five-year term, Mr. Witt has agreed that he will not compete with the Company for a period of one year thereafter.

         The Company entered into Change of Control Employment Agreements dated September 1, 1996, with Howard B. Witt, Kenneth R. Audino, William S. Barron, James F. Brace, David J. Krueger and Lloyd J. Turner. These Change of Control Employment Agreements are designed to provide these individuals with certain employment and compensation protection in the event that there was a Change of Control (as defined therein) respecting the Company at any time during the five-year period commencing September 1, 1996. If such a Change of Control were to occur and Mr. Witt's employment with the Company was terminated at any time during the three-year period thereafter, or any of the other individual's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined therein), or if during these time periods any of these individuals were to terminate their employment for Good Reason (as defined therein), then the Company would be obligated to make certain payments to or for the benefit of these individuals.

         In the case of Mr. Witt, the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of three times the sum of Mr. Witt's annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the Company's Supplemental Executive Retirement Plan (the "SERP") an amount equal to the amount which would have been credited to Mr. Witt's account under the SERP if Mr. Witt had continued in the employment of the Company for an additional three years after the date of termination. Additionally, Mr. Witt's SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company. Mr. Witt and his family would also be provided with medical insurance benefits until he reaches the age of 62.

         In the event that any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.


         With respect to the other individuals, under their Change of Control Employment Agreements they will be paid their accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of their annual salary plus bonus, two additional years of crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the tax "gross-up" payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in the Change of Control Employment Agreement) or be terminated by the Company other than for Cause (as defined in the Change of Control Employment Agreement) during the two-year period following a Change of Control, the individual's account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company within two years after his date of termination.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee administers the Company's executive cash and benefits compensation program.

         The goals of the Company's integrated executive compensation program are to:

1. Pay competitively to attract, retain and motivate a high-quality senior management team;

2. Link annual salary increases to the attainment by each executive officer of individual performance objectives;

3. Tie individual incentive cash compensation to Company and individual performance goals; and

4.   Align executive officers' financial interests with stockholder value.

         As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive officer's exercise of stock options (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the control of the committees may also affect the deductibility of compensation, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company's other compensation goals.


SALARIES

         The Compensation Committee's determination of each executive officer's base salary is designed to accomplish two goals. The first goal is to pay executive officers competitively to attract, retain and motivate a high-quality senior management team. The second goal is to link annual salary increases to the attainment by each executive officer of individual performance objectives. The base salary of each executive officer is targeted to be within a range of 80% to 120% of the average base salary received by executive officers in similar positions with manufacturing companies having annual sales between $100 million and $250 million.

         In determining the base salary to be paid to each executive officer other than the Chief Executive Officer (the "Other Executive Officers"), the Compensation Committee reviews recommendations prepared by the Chief Executive Officer. These recommendations are based, in part, on the executive compensation guidelines prepared by an outside compensation consultant previously selected by the outside Director members of the Compensation Committee as part of an executive compensation review. This review included a survey of the base salaries received by executive officers in similar positions in manufacturing companies having annual sales between $100 million and $250 million and in manufacturing companies which the outside consultant and management determined to be the Company's competitors. These recommendations are also based on the executive officer's attainment of individual performance objectives. After consultation with the Chief Executive Officer, the Compensation Committee reviews the recommendations and the supporting executive compensation review. The Compensation Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive Officer's annual base salary is specifically discussed below.


ANNUAL INCENTIVE COMPENSATION PROGRAM

         The Annual Incentive Compensation Program is designed to accomplish the goal of tying incentive cash compensation to Company and individual performance goals. The Compensation Committee annually approves the Annual Incentive Compensation Program and, after consultation with the Chief Executive Officer, delegates the administration of the program as it relates to the Other Executive Officers to the Chief Executive Officer. The Compensation Committee administers the program as it relates to the Chief Executive Officer.

         The Chief Executive Officer establishes a target and a maximum amount that may be awarded to each of the Other Executive Officers as an annual incentive compensation award. The target and maximum amounts established for each of the other Executive Officers are percentages of such executive officer's base salary. These amounts are established by the Chief Executive Officer based on the executive compensation guidelines prepared by the outside compensation consultant. In determining each of the Other Executive Officers' total award, Company performance is determined based on the achievement by the Company of specified levels of sales, earnings before interest, taxes and amortization ("EBITA") and cash flow while individual performance is determined based on each of the Other Executive Officers' achievement of specified performance objectives. In determining each of the Other Executive Officers' target amount, the specified levels of sales, EBITA and cash flow which determine Company performance are the budgeted amounts for the coming fiscal year. In determining each of the Other Executive Officers' total award, the measures of Company performance are weighted to reflect the executive officer's responsibilities while individual performance is weighted equally for all executive officers.

         Prior to the beginning of each fiscal year, the Chief Executive Officer and James F. Brace, the Chief Financial Officer of the Company (the "Chief Financial Officer"): (1) establish the target and maximum amount of each of the Other Executive Officers' total award; (2) determine Company performance goals by specifying the levels of achievement for sales, EBITA and cash flow; (3) after individual input, determine individual performance goals by specifying each of the Other Executive Officers' performance objectives; and (4) assign the relative weight to each component of Company performance and to individual performance. At the end of each fiscal year, the amount of the total award paid to each of the Other Executive Officers is determined based on Company and individual performance using the mathematical formula previously established by the Chief Executive Officer and the Chief Financial Officer under the program. The determination of whether each of the Other Executive Officers achieved his or her specified performance objectives is made by the Chief Executive Officer after consulting with the Compensation Committee. The Compensation Committee, in administering the Annual Incentive Compensation Program as it relates to the Chief Executive Officer, makes all of the determinations described above with respect to the Chief Executive Officer. In 1997, the Compensation Committee determined that the mathematical formula established under the Annual Incentive Compensation Program would indicate bonuses that were too low for Messrs. Witt, Brace and Audino in comparison with the performance of the Company and the performance of those executive officers, and in the case of Mr. Audino, significant added company responsibility assumed during 1997 and, therefore, increased the amount of their bonuses by $31,128, $13,500 and $15,000, respectively.


STOCK OPTIONS

         Prior to April 25, 1997, the stock-based compensation programs of the Company were administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). On April 25, 1997, the Board of Directors decided to transfer these duties to the Compensation Committee.

         The granting of stock options by the Compensation Committee is designed to accomplish the goal of aligning the financial interests of executive officers with stockholder value. The number of stock options granted to executive officers is determined by the executive officer's position and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement by the Company of its performance goals as well as different levels of responsibility and experience as indicated by each executive officer's position. Generally, all stock options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

         Following the completion of the reorganization, the Stock Option Committee approved a one-time grant of a significant number of stock options to each executive officer in January 1992. In approving these grants, the Stock Option Committee noted that the use of one-time grants of a significant number of stock options to executive officers of companies emerging from reorganization is common and that the executive officers would receive no value from the grants unless the Common Stock increased in value. The Stock Option Committee determined that this one-time grant of a significant number of stock options would clearly align executive officers' financial interests with stockholder value and provide the senior management team with additional incentive to maximize stockholder value as the Company emerged from the reorganization. Accordingly, the Stock Option Committee determined that the 1992 one-time grants were appropriate and in the best interests of the Company and its stockholders.

         The Stock Option Committee granted significantly less stock options to executive officers in the years following 1992 and believes that the number of stock options granted in future years should generally remain consistent from year to year because the value produced to the executive officer only occurs when the Common Stock increases in value after the date of grant. This closely links a significant portion of executive officer compensation to benefits produced for all stockholders.



COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee increased Mr. Witt's 1997 base salary from his 1996 base salary due to his performance as Chief Executive Officer and the relationship of his compensation to the compensation of chief executive officers of peer group companies. This increase was based, in part, on Mr. Witt's attainment of individual performance objectives.

         Mr. Witt's total award under the Annual Incentive Compensation Program was determined based on Company and individual performance using the mathematical formula established under the program by the Compensation Committee prior to the beginning of the 1997 fiscal year. The Compensation Committee did decide to increase Mr. Witt's award by $31,128 because it believed that the award indicated by the formula would not have properly compensated him for his superior performance.

         The Compensation Committee in 1997 granted Mr. Witt options to purchase 50,000 shares of Common Stock. The number of stock options granted to Mr. Witt reflects the Compensation Committee's recognition of the superior performance of the Chief Executive Officer in the performance of his duties.


                                  COMPENSATION
                                    COMMITTEE


                                 Bruce A. Karsh
                                  John E. Major

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.


COMPANY PERFORMANCE

         The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Non-Financial Index and the S&P MidCap 400 Index.

         The Company does not include a peer group because it does not believe it can construct a peer group of companies that it competes with because most of such entities are either privately-held or comprise a division of a much larger entity. As a result, the Company has determined that a group of companies with similar market capitalization is an appropriate peer group and has selected the S&P MidCap 400 Index for such purpose.


------------------------------------------------------------------------------------------------------
                                    1992        1993         1994        1995        1996        1997
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Littelfuse, Inc.                    $100        $132         $152        $191        $252        $258
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial                $100        $115         $111        $155        $188        $221
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
S&P Midcap 400                      $100        $102        $  98        $129        $153        $203
------------------------------------------------------------------------------------------------------


         In the case of the NASDAQ Non-Financial Index and the S&P MidCap 400 Index, a $100 investment made on December 31, 1992, and reinvestment of all dividends are assumed. In the case of the Company, a $100 investment made on December 31, 1992, is assumed (the Company paid no dividends in 1993, 1994, 1995, 1996 or 1997). Returns are at December 31 of each year, with the exception of 1996 and 1997, which are December 28, 1996 and January 3, 1998, respectively.


PENSION PLAN TABLE

         The Company has two non-contributory defined benefit retirement plans in which the named executive officers participate. One of these plans is qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a non-qualified Supplemental Executive Retirement Plan ("SERP"). The total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

         The compensation covered by the retirement plans for each of the named executive officers is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table. The table shows the total combined annual pension benefits payable under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.


FINAL AVERAGE                                              YEARS OF SERVICE
 COMPENSATION           10               15              20               25               30               35
------------------

$  125,000.......    $ 61,006         $ 74,548        $ 74,548         $ 74,548         $ 74,548         $ 74,548
------------------
   150,000.......      74,548           90,798          90,798           90,798           90,798           90,798
------------------
   175,000.......      88,089          107,048         107,048          107,048          107,048          107,048
------------------
   200,000.......     101,631          123,298         123,298          123,298          123,298          123,298
------------------
   225,000.......     115,173          139,548         139,548          139,548          139,548          139,548
------------------
   250,000.......     128,714          155,798         155,798          155,798          155,798          155,798
------------------
   300,000.......     155,797          188,298         188,298          188,298          188,298          188,298
------------------
   400,000.......     209,964          253,298         253,298          253,298          253,298          253,298
------------------
   500,000.......     264,130          318,298         318,298          318,298          318,298          318,298
--------------------

(1) Payable in the normal form of payment which is a single life annuity for a single person (if a person is married, the form of payment is joint and 50% to surviving spouse). For 1998, the maximum annual social security payment at age 62 for a single person is $13,404. The formula under the SERP is offset for one-half of the $13,404.

(2) Maximum normal retirement benefit is earned after 12 years of service. Under an alternative form, payments from the SERP can be guaranteed over 10 years.

     The years of service (in nearest years) as of December 31, 1997, for the named executive officers are as follows: Mr. Witt, 19 years; Mr. Brace, 6 years; Mr. Barron, 7 years; Mr. Krueger, 16 years; and Mr. Turner, 9 years.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1995, the Board of Directors of the Company adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and pay the resulting income taxes. Pursuant to this Program, Mr. Witt has obtained interest-free loans from the Company in the aggregate amount of $1,540,054.30. The amount of the loan obtained by Mr. Witt in 1997 was $545,054.42. Imputed interest on such loans for fiscal 1997 was $86,582. Funds obtained from such loans were used by Mr. Witt to exercise Company stock options and to pay income taxes arising from such exercise.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As discussed above, in fiscal 1995, the Board of Directors adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and to pay the resulting income taxes. In addition to Mr. Witt's loans described above, Mr. Krueger and Mr. Barron, have each obtained interest-free loans from the Company pursuant to the Littelfuse Executive Loan Program totaling $200,337, $102,592,respectively. Imputed interest on such loans totaled $13,874 and $4,889 respectively, for fiscal 1997. No other executive officer of the Company has obtained loans in excess of $60,000 pursuant to the Littelfuse Executive Loan Program. In addition to Mr. Witt, two other members of management also obtained interest-free loans pursuant to the Littelfuse Executive Loan Program during fiscal 1997, both of which were less than $60,000. Each of the aforementioned executive officers used such funds to exercise Company stock options and to pay income taxes arising from such exercise.

         Except as described above, the Company is not a party to any other material transactions of the type required to be described herein.


                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the 1999 annual meeting of the Company's stockholders must be received at the principal executive offices of the Company by November 19, 1998, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                   By order of the Board of Directors,





                                Mary S. Muchoney
                                    Secretary

March 24, 1998

PROXY                               LITTELFUSE, INC.

                           Proxy Card for Annual Meeting on May 1, 1998

         The undersigned hereby appoints James F. Brace and Mary S. Muchoney, jointly and severally, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in The First Chicago NBD Corporation Dining Room located on the 57th Floor at One First National Plaza, Chicago, Illinois 60670, on Friday, May 1, 1998, at 9:00 a.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

                    (1) Election of six nominees to the Board of Directors to serve terms of one year or until their successors are elected.

                    --- FOR all nominees listed below   ---  WITHHOLD  AUTHORITY
                    (Except as marked to the contrary below) to vote for all nominees listed below

                    Howard B. Witt, John P. Driscoll, Anthony Grillo, Bruce A. Karsh, John E. Major and John J. Nevin

                    (Instruction:   To  withhold   authority  to  vote  for  any
                    individual  nominee,  strike a line through  that  nominee's name)

               (2) Approval and ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 2, 1999.


                  ---  FOR         ---     AGAINST               ----   ABSTAIN

         (3) Approval of the proposed amendment to the 1993 Stock Plan for the Employees and Directors of Littelfuse, Inc. which would increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 1,200,000 to 1,800,000 shares

                 ---  FOR          ---  AGAINST                  ---  ABSTAIN

                    The Board of Directors unanimously recommends a vote "FOR" these proposals.

         This Proxy is solicited by the Board of Directors of the Company.

                           (continued, and to be signed on the other side)

      Account                 No. of Shares            Proxy No.


                  This proxy will be voted as directed, or If no instructions are given, it will be voted "FOR" election of all nominees as Directors of the Company, "FOR" approval and ratification of the appointment of independent auditors, "FOR" approval of the proposed amendment to the 1993 Stock Plan for the Employees and Directors of Littelfuse, Inc., and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or an adjournment thereof.


                                                Dated: _________________, 1998


-------------------------------------------
(Signature)


-------------------------------------------
(Signature)

Please sign exactly as name appears on stock certificate(s). Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

                                                Please vote, sign, date and
                                                  return this proxy promptly.

                                                               REVISED 2/6/98


     1993 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF LITTELFUSE, INC.

     1. Purpose. Littelfuse, Inc. (the "Corporation") desires to attract and retain Employees and directors of outstanding talent. The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Plan") affords eligible Employees and directors the opportunity to acquire proprietary interests in the Corporation and thereby encourages their highest levels of performance and interest.

            2.    Scope and Duration.

     a. Awards under the Plan may be granted in the following forms:

                           (1)incentive   stock   options    ("incentive   stock
                  options"), as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("non-qualified options"; the term "options" includes incentive stock options and non-qualified options);

                    (2)shares of Common Stock of the Corporation (the "Common Stock") which are restricted as provided in paragraph 10. ("restricted shares"); or

                    (3)rights  to  acquire  shares  of  Common  Stock  which are
                    restricted  as  provided  in  paragraph   10.   ("units"  or
                    "restricted units").

         Options may be accompanied by stock appreciation rights ("rights").

                  b. The maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units, or rights may be made from time to time under the Plan is 1,200,000 shares. Shares issued pursuant to this Plan may be in whole or in part, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Corporation. If for any reason any shares as to which an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are forfeited to the Corporation, or to the extent that any awards under the Plan denominated in shares or units are paid or settled in cash or are surrendered upon the exercise of an option, then (unless the Plan shall have been terminated) such shares or units, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan; provided, however, that shares surrendered by the Corporation upon the exercise of an incentive stock option and shares subject to an incentive stock option surrendered upon the exercise of a right shall not be available for subsequent award of additional stock options under the Plan.

                    c. No incentive stock option shall be granted hereunder after February 11, 2003.

            3.    Administration.

                  a.  The  Plan  shall  be  administered  by  the  Stock  Option
         Committee or any successor thereto of the Board of Directors of the Corporation or by such other committee (the "Committee") as shall be determined by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under
         Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                  b. The Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of this Plan:

                           (1)to grant options,  to determine the purchase price
                  of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option;

                    (2)to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights;

                           (3)to grant rights and to determine the purchase price of the Common Stock covered by each right or related option, the term of each right or related option, the Employees and Eligible Directors (as such terms are defined below) to whom, and the time or times at which, rights or related options shall be granted and the number of shares to be covered by each right or related option;

                           (4)to grant  restricted  shares and restricted  units
                  and to determine the term of the Restricted Period (as defined in paragraph 10.) and other conditions applicable to such shares or units, the Employees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant;

                    (5)to interpret the Plan;

                    (6)to prescribe, amend and rescind rules and regulations relating to the Plan;

                    (7)to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted unit agreements (which need not be identical) entered into in connection with awards under the Plan;

     and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  Without  limiting  the  foregoing,  the  Committee  shall have
         plenary  authority  in  its  sole  discretion,   subject  to,  and  not
         inconsistent with, the express provisions of the Plan, to:

                    (1)select Participants (as defined below) for participation in the Plan;

                    (2)determine the timing, price, and amount of any grant or award under the Plan to any Participant; and

                    (3)either

                    (a)determine  the form in which payment of any right granted or awarded under the Plan will be made (i.e., cash, securities, or any combination thereof), or

                    (b)approve the election of the Participant to receive cash in whole or in part in settlement of any right granted or awarded under the Plan.

         As used in the Plan, the following terms shall have the following meanings: the term "Littelfuse Officer" shall mean an officer (other than an assistant officer) of the Corporation or any of its Subsidiaries and any other person who may be designated as any executive officer by the Board of Directors of the Corporation; the term "Participant" shall mean an Employee or Eligible Director; the term "Employee" shall mean a full-time, non-union, salaried employee of the Corporation or any of its Subsidiaries; the term "Eligible Director" shall mean any individual who is a member of the Board of Directors of the Corporation who is not then an Employee or a beneficial owner, either directly or indirectly, of more than ten percent (10%) of the Common Stock of the Corporation; and the term "Subsidiaries" shall mean all corporations in which the Corporation owns, directly or indirectly, more than fifty percent (50%) of the total voting power of all classes of stock.


                    (c)The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that the Committee may not delegate any duties to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Corporation, its Subsidiaries, and their respective officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation, its Subsidiaries, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made hereunder, and all members and agents of the Committee shall be fully protected by the Corporation in respect of any such action, determination, or interpretation.

            4. Eligibility; Factors to Be Considered in Making Awards.

                  a. Persons eligible to participate in this Plan shall include all Employees of the Corporation and all Eligible Directors; provided, however, that Eligible Directors shall only be eligible to receive grants of options pursuant to subparagraph 4.e.

                  b. In determining the Employees to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of the EmployeeAEs duties, his or her present and potential contributions to the success of the Corporation or any of its Subsidiaries and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

                  c. Awards may be granted singly, in combination, or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Corporation or any of its Subsidiaries. An award made in the form of a unit or a right may provide, in the discretion of the Committee, for

                           (1)the crediting to the account of, or the current payment to, each Employee who has such an award of an amount equal to the cash dividends and stock dividends paid by the Corporation upon one share of Common Stock for each restricted unit or share of Common Stock subject to a right included in such award ("Dividend Equivalents"), or

                           (2)the deemed reinvestment of such Dividend Equivalents and stock dividends in shares of Common Stock, which deemed reinvestment shall be deemed to be made in accordance with the provisions of paragraph 10., and credited to the EmployeeAEs account ("Additional Deemed Shares").

         Such Additional Deemed Shares shall be subject to the same restrictions (including but not limited to provisions regarding forfeitures) applicable with respect to the unit or right with respect to which such credit is made. Dividend Equivalents not deemed reinvested as stock dividends shall not be subject to forfeiture, and may bear amounts equivalent to interest or cash dividends as the Committee may determine.

                  d. The Committee, in its sole discretion, may grant to an Employee who has been granted an award under the Plan or any other employee plan maintained by the Corporation or any of its Subsidiaries, or any successor thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including, without limitation, a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Committee may deem appropriate.

                  e. Each Eligible Director shall be automatically granted a non-qualified option to purchase 2,000 shares of Common Stock, which option shall be granted on the effective date of the Plan (hereinafter referred to as the "Initial Eligible Director Stock Options"). Commencing in 1995, each Eligible Director shall be automatically granted a non-qualified option to purchase 2,200 shares of Common Stock, and commencing in 1997, each Eligible Director shall be automatically granted a non-qualified option to purchase 2,500 shares of Common Stock, which option shall be granted on the date of the first meeting of the Board of Directors of the Corporation following each annual meeting of the stockholders of the Corporation (hereinafter sometimes referred to as the "Annual Eligible Director Stock Options" and sometimes, together with the Initial Eligible Director Stock Options, as the oEligible Director Stock Optionso). The number of Annual Eligible Director Stock Options to be granted as of the date of any such meeting of the Board of Directors shall be proportionately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions causing an increase or decrease in the number of issued and outstanding shares of Common Stock which have occurred since the date of the most recent grant of Annual Eligible Director Stock Options. Any Eligible Director may waive his or her right to be granted Eligible Director Stock Options. In the event that the granting of any Annual Eligible Director Stock Options would cause the 1,200,000 share limitation contained in Sectiona2.b. hereof to be exceeded (after taking into account any waivers by Eligible Directors to accept some or all of the Annual Eligible Director Stock Options to which he or she would otherwise be entitled), the total number of Annual Eligible Director Stock Options then to be granted shall be reduced to a number which would cause said 1,200,000 share limitation not to be exceeded and the amount of non-qualified options to be granted to each Eligible Director who has not waived his or her right to receive Annual Eligible Director Stock Options shall be proportionately reduced. The purchase price for the Common Stock covered by each Eligible Director Stock Option shall be the fair market value (as defined below) of the Common Stock on the date the Eligible Director Stock Option is granted, payable at the time and in the manner provided in Section 5.b. below. Each Eligible Director Stock Option granted to an Eligible Director shall be exercisable as follows: with respect to twenty-percent (20%) of the Common Stock covered thereby during the ten (10) year period commencing one (1) year following the date of grant; with respect to an additional twenty percent (20%) of the Common Stock covered thereby during the ten (10) year period commencing two (2) years following the date of grant; with respect to an additional twenty percent (20%) of the Common Stock covered thereby during the ten (10) year period commencing three (3) years following the date of grant; with respect to an additional twenty percent (20%) of the Common Stock covered thereby during the ten (10) year period commencing four (4) years following the date of grant; and with respect to the remaining twenty percent (20%) of the Common Stock covered thereby during the ten (10) year period commencing five (5) years following the date of grant. The foregoing formula can only be amended to the extent permitted by Rule 16b-3, as amended, under the Exchange Act.

            5.    Option Price.

                  a. The purchase price of the Common Stock covered by each option awarded to an Employee shall be determined by the Committee; provided, however, that in the case of incentive stock options, the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean,

                           (1)if the Common  Stock is duly  listed on a national
                  securities exchange or on the National Association of Securities Dealers Automatic Quotation System/National Market System ("NASDAQ") ("Duly Listed"), the closing price of the Common Stock for the date on which the option is granted, or, if there are no sales on such date, on the next preceding day on which there were sales, or

                           (2)if the Common Stock is not Duly  Listed,  the fair
                  market value of the Common Stock for the date on which the option is granted, as determined by the Committee in good faith. Such price shall be subject to adjustment as provided in paragraph 13.

         The price so determined shall also be applicable in connection with the exercise of any related right.

                  b. The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, or, if permitted by the Committee, in shares of the Common Stock, valued at the closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales (or, if the Common Stock is not Duly Listed, the fair market value of the Common Stock on the date of exercise, as determined by the Committee in good faith), or, if permitted by the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding awards under the Plan. In addition, the Participant shall pay any amount necessary to satisfy applicable federal, state, or local tax requirements promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant upon exercise of the option, or a combination of cash and shares of such Common Stock.

          6. Term of Options. The term of each incentive stock option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant, subject to earlier termination as provided in paragraphs 11. and 12. The term of each non-qualified option granted under the Plan to Employees shall be such period of time as the Committee shall determine, subject to earlier termination as provided in paragraphs 11. and 12.

            7.    Exercise of Options.

                  a. Each option shall become exercisable, in whole or in part, as the Committee shall determine; provided, however, that the Committee may also, in its discretion, accelerate the exercisability of any option in whole or in part at any time.

                  b. Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall become exercisable in full at the earliest of the Participant's death, Eligible Retirement (as defined below), Total Disability, or a Change in Control (as defined in paragraph 12). For purposes of this Plan, the term "Eligible Retirement" shall mean (1)the date upon which an Employee, having attained an age of not less than sixty-two, terminates his employment with the Corporation and its Subsidiaries, provided that such Employee has been employed by the Corporation or any of its Subsidiaries or any corporation of which the Corporation or any of its Subsidiaries is the successor for a period of not less than five
         (5) years prior to such termination, or (2)the date upon which an Eligible Director, having attained the age of not less than sixty-two, terminates his service as a director of the Corporation.

                  c. An option may be exercised, at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable; provided, however, that an option may not be exercised at any one time as to less than 100 shares or less than the number of shares as to which the option is then exercisable, if that number is less than 100 shares.

                  d. Subject to the provisions of paragraphs 11. and 12., in the case of incentive stock options, no option may be exercised at any time unless the holder thereof is then an Employee.

                  e. Upon the exercise of an option or portion thereof in accordance with the Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

            8. Award and Exercise of Rights.

                  a. A right may be awarded by the Committee in connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable. No right shall be exercisable for cash by a Littelfuse Officer within six (6) months from the date the right is awarded (and then, as to a tandem right, only to the extent the related option is exercisable) or, if the exercise price of the right is not fixed on the date of the award, within six (6) months from the date when the exercise price is so fixed, and in any case only when the Littelfuse Officer's election to receive cash in full or partial satisfaction of the right, as well as the Littelfuse Officer's exercise of the right for cash, is made during a Quarterly Window Period (as defined below); provided, that a right may be exercised by a Littelfuse Officer for cash outside a Quarterly Window Period if the date of exercise is automatic or has been fixed in advance under the Plan and is outside the Littelfuse Officer's control. The term "Quarterly Window Period" shall mean the period beginning on the third business day following the date of release of each of the Corporation's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such release; and the date of any such release shall be deemed to be the date it either:

                           (1)appears on a wire service,

                           (2)appears on a financial news service,

                           (3)appears in a newspaper of general circulation, or

                           (4)is otherwise made publicly available, for example,
by press releases to a wire service, financial news service, or newspapers or general circulation.

                  b. A right shall entitle the Employee upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender unexercised of the related option or any portion or portions thereof which the Employee from time to time determines to surrender for this purpose) to receive, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of

                           (1)the excess of

                    (a)the fair market value on the exercise date of one share of Common Stock over

                    (b)the exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, multiplied by

                           (2)the  number of shares  with  respect  to which the
right shall have been exercised.

     The payment may be made only in cash, subject to subparagraph 8.a. hereof.

                  c. The exercise price per share specified in a right shall be as determined by the Committee, provided that, in the case of a tandem right accompanying an incentive stock option, the exercise price shall be not less than fair market value of the Common Stock subject to such option on the date of grant.

                  d. If upon the exercise of a right the Employee is to receive a portion of the payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

                  e. No payment will be required from an Employee upon exercise of a right, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly by the Employee upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee upon exercise of the right, or a combination of cash and shares of such Common Stock.

                  f. The fair market value of a share shall mean the closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date of exercise, or if there are no sales on such date, on the next preceding day on which there were sales; provided, however, that in the case of rights that relate to an incentive stock option, the Committee may prescribe, by rules of general application, such other measure of fair market value as the Committee may in its discretion determine but not in excess of the maximum amount that would be permissible under Section 422 of the Code without disqualifying such option under Section 422.

                  g. Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

                  h. A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

            9. Non-Transferability of Options, Rights, and Units; Holding Periods for Littelfuse Officers and Eligible Directors.

                  a. Options, rights, and units granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribution; provided, however, that

                    (1)the designation of a beneficiary by a Participant shall not constitute a transfer, and

                    (2)options and rights may be exercised during the lifetime of the Participant only by the Participant or, unless such exercise would disqualify an option as an incentive stock
                    option,   by   the    Participant's    guardian   or   legal
                    representative.

                    b. Notwithstanding anything contained in the Plan to the contrary,

                    (1)any shares of Common Stock awarded hereunder to a Littelfuse Officer may not be transferred or disposed of for at least six (6) months from the date of award thereof,

                    (2)any option, right, or unit awarded hereunder to a Littelfuse Officer or Eligible Director, or the shares of Common Stock into which any such option, right or unit is exercised or converted, may not be transferred or disposed of for at least six (6) months following the date of acquisition by the Littelfuse Officer or Eligible Director of such option, right, or unit, and

                    (3)the Committee shall take no action whose effect would cause a Littelfuse Officer or Eligible Director to be in violation of clause (1) or (2) above.

                  c. Notwithstanding the foregoing and anything else contained in the Plan to the contrary, up to 25% of the number of non-qualified options (said percentage to be calculated using as the nominator the sum of the amount of outstanding and unexercised non-qualified options proposed to be transferred plus the number of non-qualified options previously transferred by said Participant within the previous four years and using as the denominator the aggregate number of non-qualified options granted to said Participant within the previous four years) may be transferred (but only on a gift basis) by a Participant to an immediate family member of the Participant or a trust which has as beneficiaries at the time of transfer only the Participant and/or immediate family members of the Participant. As used herein, the term "immediate family members" shall mean the spouse of the Participant, children of the Participant and their spouses, grandchildren of the Participant and their spouses and great-grandchildren of the Participant and their spouses (hereinafter referred to as a "Permitted Transferee"). All transferred non-qualified options shall remain subject to all of the provisions of the Plan and any agreement between the Participant and the Corporation pertaining thereto, including, without limitation, all vesting, termination and forfeiture provisions, and the rights and obligations of a transferee with respect to a non-qualified option transferred thereto shall be determined pursuant to the provisions of the Plan and any such agreement as if the Participant remained the holder thereof. In no event shall any transferee of a transferred non-qualified option be entitled to transfer such non-qualified option except pursuant to the laws of descent and distribution. Any transfer of non-qualified options made pursuant to this subsection (c) must be made pursuant to legal documentation provided by the Corporation, which legal documentation may contain such terms and conditions as the Corporation, in its discretion, deems appropriate, and shall be subject to verification by the Corporation or its legal counsel that the proposed transferee is a Permitted Transferee. Notwithstanding the foregoing, the Committee, in its absolute discretion, may restrict or deny the transfer of non-qualified options with respect to one or more Participants. The provisions of this subsection (c) shall be deemed to override and control over any provisions in any Non-Qualified Stock Option Agreement between the Corporation and a Participant which is dated before January 1, 1998, to the extent such provisions would not allow a transfer of non-qualified options pursuant to the provisions of this subsection
         (c).


           10. Award and Delivery of Restricted Shares or Restricted Units.

                  a. At the time an award of restricted shares or restricted units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Committee may, in its sole discretion, at the time an award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted shares or restricted units. Subject to paragraph 9., the Committee may also, in its sole discretion shorten, or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing but subject to paragraph 9., all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon the earliest to occur of an Employee's Eligible Retirement, a Change in Control, death, or Total Disability.

                  b. (1) Unless such shares are issued as uncertificated shares pursuant to subparagraph 10.b.(2)(a) below, a stock certificate representing the number of restricted shares granted to an Employee shall be registered in the Employee's name but shall be held in custody by the Corporation or an agent therefor for the Employee's account. The Employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraphs 11. and 12., the following restrictions shall apply:

                           (a)the Employee shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee;

                           (b)none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee; and

                           (c)all of the  restricted  shares  shall be forfeited
                  and all rights of the Employee to such restricted shares shall terminate without further obligation on the part of the Corporation unless the Employee has remained an Employee until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the
                  Committee applicable to such restricted shares. At the discretion of the Committee,

                                    (i)cash and stock  dividends with respect to
                           the restricted shares may be either currently paid or withheld by the Corporation for the Employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee, or

                                    (ii)the  Committee may require that all cash
                           dividends be applied to the purchase of additional shares of Common Stock, and such purchased shares, together with any stock dividends related to such restricted shares (such purchased shares and stock dividends are hereafter referred to as oAdditional Restricted Shareso) shall be treated as Additional Shares, subject to forfeiture on the same terms and conditions as the original grant of the restricted shares to the Employee.


     (2) The purchase of any such Additional Restricted Shares shall be made either

                           (a)through a dividend  reinvestment  plan that may be
                  established   by   the   Corporation   which   satisfies   the
                  requirements of Rule 16b-2 under the Exchange Act, in which event the price of such shares so purchased through the reinvestment of dividends shall be as determined in accordance with the provisions of that plan and no stock certificate representing such Additional Restricted Shares shall be in the Employee's name, or

                         (b)in accordance with such alternative  procedure as is
                    determined by the Committee in which event the price of such purchased shares shall be

                                    (i)if the Common Stock is Duly  Listed,  the
                           closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date on which such purchase is made, or if there were no sales on such date, the next preceding day on which there were sales, or

                                    (ii)if the Common  Stock is not Duly Listed,
                           the fair market value of the Common Stock for the date on which such purchase is made, as determined by the Committee in good faith. In the event that the Committee shall not require reinvestment, cash, or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any restricted shares (including any Additional Restricted Shares), such forfeited shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 13.

                  c. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraphs 11. and 12., the restrictions applicable to the restricted shares (including Additional Restricted Shares) shall lapse and a stock certificate for the number of restricted shares (including any Additional Restricted Shares) with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Employee or the Employee,s beneficiary or estate, as the case may be. No payment will be required from the Employee upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the restricted shares, or a combination of cash and shares of such Common Stock.

                  d. In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

                  e. (1) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in paragraphs 11. and 12., the Corporation shall deliver to the Employee or the Employee's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit").

                           (2) In addition, if the Committee has not required the deemed reinvestment of such Dividend Equivalents pursuant to paragraph 4., at such time the Corporation shall deliver to the Employee cash equal to any Dividend Equivalents or stock dividends credited with respect to each such vested unit and, to the extent determined by the Committee, the interest thereupon. However, if the Committee has required such deemed reinvestment in connection with such restricted unit, in addition to the stock represented by such vested unit, the Corporation shall deliver the number of Additional Deemed Shares credited to the Employee with respect to such vested unit.


                           (3) Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested units and related Additional Deemed Shares. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to

                           (a)if the Common  Stock is Duly  Listed,  the closing
                  price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date on which the Restricted Period lapsed with respect to such vested unit and related Additional Deemed Shares (the "Lapse Date") or, if there are no sales on such date, on the next preceding day on which there were sales, or

                    (b)if the Common Stock is not Duly Listed, the fair market value of the Common Stock for the Lapse Date, as determined by the Committee in good faith.

                  f. No payment will be required from the Employee upon the award of any restricted units, the crediting or payment of any Dividend Equivalents or Additional Deemed Shares, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee in respect of vested units and Additional Deemed Shares, or a combination of cash and shares of such Common Stock.

                  g. In addition, the Committee shall have the right, in its absolute discretion, upon the vesting of any restricted shares
         (including Additional Restricted Shares) and restricted units (including Additional Deemed Shares) to award cash compensation to the Employee for the purpose of aiding the Employee in the payment of any and all federal, state, and local income taxes payable as a result of such vesting, if the performance of the Corporation during the Restricted Period meets such criteria as then or theretofore determined by the Committee.

           11. Termination of Employment or Service. In the event that the employment of an Employee or the service as a director of an Eligible Director to whom an option or right has been granted under the Plan shall be terminated for any reason other than as set forth in paragraph 12., such option or right may, subject to the provisions of the Plan, be exercised (but only to the extent that the Employee or an Eligible Director was entitled to do so at the termination of his employment or service as a director, as the case may be) at any time within three (3) months after such termination, but in no case later than the date on which the option or right terminates.

         Unless otherwise determined by the Committee, if an Employee to whom restricted shares or restricted units have been granted ceases to be an Employee, for any reason other than as set forth in paragraph 12., prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the Employee shall immediately forfeit all restricted shares and restricted units, including all Additional Restricted Shares or Additional Deemed Shares related thereto.

         Any option, right, restricted share or restricted unit agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ or service of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such employment or service at any time.

           12. Eligible Retirement, Death, or Total Disability of Employee or Eligible Director, Change in Control. If any Employee or Eligible Director to whom an option, right, restricted share, or restricted unit has been granted under the Plan shall die or suffer a Total Disability while employed by the Corporation or in the service of the Corporation as a director, if any Employee terminates his employment or any Eligible Director terminates his service as a director pursuant to an Eligible Retirement, or if a Change in Control should occur, such option or right may be exercised as set forth herein, or such restricted shares or restricted unit shall be deemed to be vested, whether or not the Participant was otherwise entitled at such time to exercise such option or right, or be treated as vested in such share or unit. Subject to the restrictions otherwise set forth in the Plan, such option or right shall be exercisable by the Participant, a legatee or legatees of the Participant under the Participant's last will, or by the Participant's personal representatives or distributees, whichever is applicable, at the earlier of

                    a. the date on which the option or right terminates in accordance with the term of grant, or

                    b. any time prior to the expiration of three (3) months after the date of such ParticipantAEs Eligible Retirement, his termination due to total disability, or the occurrence of a Change in Control, or, if applicable, within one year of such Participant's death.

For purposes of this paragraph 12., "Total Disability" is defined as the permanent inability of a Participant, as a result of accident or sickness, to perform any and every duty pertaining to such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education, and experience.

         A "Change in Control" shall be deemed to have occurred upon

                  a. a business combination, including a merger or consolidation, of the Corporation and the shareholders of the Corporation prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

                  b. a sale, transfer, or other disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earning power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Corporation to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Exchange Act in effect as of the date hereof);

                  c.       the liquidation of the Corporation;

                  d. one or more transactions which result in the acquisition by any person or associated group of persons (other than the Corporation, any employee benefit plan whose beneficiaries are Employees of the Corporation or any of its Subsidiaries, or TCW Special Credits or any of its affiliates) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the date hereof) of forty percent (40%) or more of the Common Stock of the Corporation, securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Corporation which affiliated persons owned less than forty percent (40%) prior to such transaction or transactions; or

                  e. the election or appointment, within a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board of Directors of the Corporation, such that such persons or nominees, when elected or appointed, constitute a majority of the Board of Directors of the Corporation and whose appointment or election was not approved by a majority of those persons who were directors at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person.

         An "Acquiring Person" is any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Stock of the Corporation then outstanding, except that an Acquiring Person does not include the Corporation or any employee benefit plan of the Corporation or any of its Subsidiaries or any person holding Common Stock of the Corporation for or pursuant to such plan. For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the Common Stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

           13. Adjustments Upon Changes in Capitalization, etc. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares, or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, rights, and restricted units including in the Committee's discretion revision of outstanding options, rights, and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights, or restricted units shall be eliminated.

           14. Effective Date. The Plan as theretofore amended shall become effective as of February 12, 1993, provided that the Plan shall be approved by the Corporation's stockholders on or before February 11, 1994. The Committee may, in its discretion, grant awards under the Plan, the grant, exercise, or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise, or payment,

                    a. the shares of Common Stock covered by such awards shall be Duly Listed, upon official notice of issuance, and

                    b. if the Corporation deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

           15. Termination and Amendment. The Board of Directors of the Corporation may suspend, terminate, modify, or amend the Plan, provided that if any such amendment requires shareholder approval to meet the requirement of the then applicable rules under Section 16(b) of the Exchange Act, such amendment shall be subject to the approval of the Corporation's stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification, or amendment of the Plan may, without the consent of the Employee or Eligible Director to whom an award shall theretofore have been granted, adversely affect the rights of such Employee or Eligible Director under such award.

           16. Written Agreements. Each award of options, rights, restricted shares, or restricted units shall be evidenced by a written agreement, executed by the Participant and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

           17. Effect on Other Stock Plans. The adoption of the Plan shall have no effect on awards made, or to be made, pursuant to other stock plans covering Employees or Eligible Directors of the Corporation or any successors thereto.